SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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PEDIATRIX MEDICAL GROUP, INC.

(Name of Registrant as specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDICAL GROUP, INC.
1301 Concord Terrace
Sunrise, Florida 33323-2825
(954) 384-0175

April 30, 2003

Dear Pediatrix Shareholder:

Notice of Pediatrix’s 2003 Annual Shareholders’ Meeting and Proxy Statement

      You are cordially invited to attend the 2003 annual shareholders’ meeting of Pediatrix Medical Group, Inc. on Wednesday, June 4, 2003, beginning at 10:00 a.m., local time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323.

      At the 2003 annual meeting, we will ask you to vote on the election of Pediatrix’s board of directors and to consider and act upon any other business properly brought before the meeting. Please vote on all the matters described in our proxy statement. Your board of directors recommends a vote “FOR” the election of each of the seven nominees for director.

      We encourage you to attend the annual meeting. Whether or not you plan to attend in person, it is important that your shares be represented and voted at the annual meeting. After reading this proxy statement, please submit your proxy by using the enclosed proxy card. If you choose to vote this year by proxy card, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Returning a proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

      This proxy statement and accompanying forms of proxy and voting instructions are first being mailed on or about April 30, 2003 to Pediatrix’s shareholders on March 31, 2003, the record date for the annual meeting.

      We appreciate your continued support of our Company.

Sincerely,

Roger J. Medel, M.D., M.B.A.
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2003
2003 ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF PEDIATRIX’S DIRECTORS
GOVERNANCE AND RELATED MATTERS
SHARE OWNERSHIP OF PEDIATRIX
EXECUTIVE COMPENSATION
OTHER BUSINESS
INFORMATION CONCERNING SHAREHOLDER PROPOSALS

PEDIATRIX MEDICAL GROUP, INC.

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2003

To the Shareholders of

Pediatrix Medical Group, Inc.

      NOTICE IS HEREBY GIVEN that the 2003 annual shareholders’ meeting of Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”), will be held at 10:00 a.m., local time, on Wednesday, June 4, 2003, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, for the following purposes, as more fully described in this proxy statement:

•	to elect Pediatrix’s entire board of directors; and

•	to consider and act upon such other business as may properly come before the annual meeting.

      The board of directors of Pediatrix has fixed the close of business on March 31, 2003 as the record date for determining those shareholders entitled to notice of, to attend and to vote at the meeting and any postponement or adjournment thereof.

      This is an important meeting. All shareholders are invited and encouraged to attend the meeting in person. Whether or not you plan to attend, please mark, sign, date and promptly return the enclosed proxy card. Shareholders who return proxy cards prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors,

Brian T. Gillon
Executive Vice President — Corporate Development,
General Counsel and Secretary

Sunrise, Florida

April 30, 2003

2003 ANNUAL MEETING OF SHAREHOLDERS

OF
PEDIATRIX MEDICAL GROUP, INC.

      We are furnishing these proxy materials to Pediatrix’s shareholders as part of the solicitation of proxies by Pediatrix’s board of directors for use at Pediatrix’s 2003 annual shareholders’ meeting, and at any meeting following postponement or adjournment thereof. In this proxy statement, we refer to Pediatrix Medical Group, Inc. as “Pediatrix”, “we”, “our” and the “Company”.

Date, Time and Place of Annual Meeting

      Pediatrix’s 2003 annual shareholders’ meeting will be held on Wednesday, June 4, 2003, beginning at 10:00 a.m., local time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323.

Purpose of the Annual Meeting

      At the annual meeting, Pediatrix’s shareholders will be asked:

•	to elect Pediatrix’s entire board of directors; and

•	to consider and act upon such other business as may properly come before the meeting.

Pediatrix Record Date; Shares Entitled to Vote

      Only holders of record of Pediatrix common stock at the close of business on March 31, 2003, the record date for the meeting, are entitled to notice of, to attend and to vote at the annual meeting. Pediatrix’s shareholders will have one vote at the meeting for each share of Pediatrix common stock owned on the record date.

      At the close of business on March 31, 2003, 23,769,358 shares of Pediatrix common stock were issued and outstanding, which were held by approximately 104 holders of record. The closing sale price of Pediatrix common stock as reported on the New York Stock Exchange on March 31, 2003, was $25.14 per share.

Quorum; Abstentions

      A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of Pediatrix common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, Pediatrix expects to postpone or adjourn the meeting to solicit additional proxies.

      Abstentions, including broker non-votes, will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

Votes Required

      Assuming that a quorum is present at the annual meeting, director nominees receiving the greatest number of affirmative votes from holders of Pediatrix common stock will be elected as directors of Pediatrix.

Voting by Pediatrix’s Directors and Executive Officers

      Each Pediatrix director and executive officer has indicated a present intention to vote, or cause to be voted, the Pediatrix common stock owned by such director or officer “FOR” the election of each of the nominees for director named in this proxy statement.

Voting of Proxies; Broker Non-Votes

      Shareholders may vote without attending the meeting by submitting a proxy. All shares of Pediatrix common stock represented by properly executed proxies received in time for the annual meeting will be voted at the meeting in the manner specified by the holders of those shares. Proxies that are properly executed by the record holder but otherwise do not contain voting instructions will be voted as follows:

•	“FOR” the election of each of the nominees for director named in this proxy statement; and

•	in accordance with the recommendation of Pediatrix’s board of directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

      Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Banks and brokerage firms that hold shares of Pediatrix common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote their customers’ shares in the absence of specific instructions from the customers, except in the case of the election of directors. If a shareholder does not vote his or her shares held in street name and the broker does not vote such shares, then the shares will be considered broker non-votes and will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

Revocability of Proxies

      The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with Pediatrix’s corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to Pediatrix’s corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Solicitation of Proxies

      Pediatrix will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitations by mail, Pediatrix’s directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person. Pediatrix will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Pediatrix common stock held of record by such custodians, nominees and fiduciaries. Pediatrix will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

ELECTION OF PEDIATRIX’S DIRECTORS

      Pediatrix’s articles of incorporation and bylaws, each as amended and restated, provide that the number of directors constituting Pediatrix’s board of directors will be determined from time to time by resolution adopted by Pediatrix’s board of directors. During 2002, Pediatrix’s board of directors consisted of nine members and the board has resolved that it will have seven members in the upcoming year.

      The board of directors currently has eight members. Kevin C. Clark, who has decided not to stand for re-election to the board, will cease serving as a director effective as of the 2003 annual meeting. Seven of Pediatrix’s incumbent directors have been nominated by Pediatrix’s board of directors as directors to be elected at the meeting by the holders of Pediatrix common stock. As part of Pediatrix’s commitment to appropriate corporate governance, the board of directors expects to appoint a non-executive Chairman of the Board.

      The nominees for director are as follows:

•	Roger J. Medel, M.D., M.B.A. has served as a director since 1979;

•	Michael B. Fernandez has served as a director since October 1995;

•	Cesar L. Alvarez has served as a director since March 1997;

•	Waldemar A. Carlo, M.D. has served as a director since June 1999;

•	John K. Carlyle has served as a director since May 2001;

•	Roger K. Freeman, M.D. has served as a director since May 2002; and

•	Paul G. Gabos has served as a director since November 2002.

See below under “Governance and Related Matters — Executive Officers and Directors” for the biographies of these nominees for director.

      Each director elected will serve for a term expiring at Pediatrix’s 2004 annual meeting of shareholders, which is expected to be held in May 2004, or until his successor has been duly elected and qualified.

      Pediatrix’s board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by Pediatrix’s board of directors, unless the proxies provide otherwise.

Vote Required and Recommendation

      If a quorum is present and voting at the annual meeting, the seven nominees receiving the highest number of votes “FOR” election will be elected to the board of directors of Pediatrix. Proxies will be voted “FOR” all such nominees absent contrary instructions.

      Pediatrix’s board of directors recommends a vote “FOR” the election of each of the seven nominees for director.

GOVERNANCE AND RELATED MATTERS

      Pursuant to the Florida Business Corporation Act and Pediatrix’s amended and restated bylaws, Pediatrix’s business, property and affairs are managed under the direction of the board of directors. Members of the board of directors are kept informed of Pediatrix’s business through discussions with Pediatrix’s management, primarily at meetings of the board of directors and its committees, and by reviewing materials provided to them. Among the standing committees of Pediatrix’s board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee.

      During 2002, Pediatrix’s board of directors held nine meetings and took various actions by unanimous written consent. Committees of the board held a total of eleven meetings and also took action by unanimous written consent. Each director attended at least 75% of the total number of meetings of Pediatrix’s board of directors and its committees held during 2002, except that Dr. Carlo attended 62% of the aggregate total number of 2002 board meetings and committee meetings held during the period he was a member thereof.

      We believe that good corporate governance requires that a majority of our board of directors consist of members who are independent. Our board of directors has recently reviewed information about each of our non-employee directors and determined that we have a majority of independent directors on our board.

      We have also reviewed our corporate governance policies and practices in view of the Sarbanes-Oxley Act of 2002, the new rules adopted by the Securities and Exchange Commission and the current and proposed New York Stock Exchange listing rules. This review also included comparing our current policies and practices to those suggested by various groups and authorities active in corporate governance and the practices of other companies, and during 2003, we will be involved in development of a company-wide ethics awareness program.

Executive Officers and Directors

      Pediatrix’s executive officers and directors are as follows:

Name	Age	Position with Pediatrix

Roger J. Medel, M.D., M.B.A.	56	Chairman of the Board of Directors, President and Chief Executive Officer
Joseph M. Calabro	42	Chief Operating Officer
Brian T. Gillon	37	Executive Vice President — Corporate Development, General Counsel and Secretary
Karl B. Wagner	37	Chief Financial Officer and Treasurer
Cesar L. Alvarez(1)(3)	55	Director
Waldemar A. Carlo, M.D.(1)	50	Director
John K. Carlyle(1)(2)(3)	48	Director
Michael B. Fernandez(2)(3)	50	Director
Roger K. Freeman, M.D.	67	Director
Paul G. Gabos(2)	38	Director

(1)	Member of the compensation committee

(2)	Member of the audit committee

(3)	Member of the nominating and corporate governance committee

      Roger J. Medel, M.D., M.B.A. has been a director of Pediatrix since he founded Pediatrix in 1979 with Dr. Gregory Melnick. Dr. Medel currently serves as Chairman of the Board of Directors, President and Chief Executive Officer of Pediatrix. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel holds a Masters Degree in Business Administration from the University of Miami. Dr. Medel has served on the board of directors of Sechrist Industries Inc. and ARC Broward Inc., and currently serves on the board of directors of CPHP Holdings, Inc.

      Joseph M. Calabro joined Pediatrix in January 1996 as Chief Information Officer. In January 2000, Mr. Calabro was appointed Executive Vice President, Management, and, in May 2000, he was appointed Chief Operating Officer. Prior to joining Pediatrix, Mr. Calabro was employed by Ambulatory Surgery Group of Columbia/HCA as Director of Information Technology from 1994 to January 1996 and in various other operational and technology roles from 1987 to 1994.

      Brian T. Gillon joined Pediatrix in December 1996 as Director, Business Development. He served as Vice President, Business Development from January 2000 to December 2000 and was appointed Executive Vice President — Corporate Development, General Counsel and Secretary in January 2001. In his current position, Mr. Gillon is responsible for Pediatrix’s legal affairs and activities related to new business opportunities. From June 1996 until joining Pediatrix, Mr. Gillon was an associate in the health care group of Smith Barney, Inc.’s Investment Banking Division, and from September 1993 until June 1996, Mr. Gillon was an attorney at Dewey Ballantine specializing in mergers, acquisitions and corporate finance transactions for health care companies.

      Karl B. Wagner joined Pediatrix in May 1997 and was appointed Chief Financial Officer in August 1998. Prior to his appointment, Mr. Wagner served as Pediatrix’s Controller. Mr. Wagner remains responsible for all accounting and financial operations, including Securities and Exchange Commission reporting. Prior to joining Pediatrix, Mr. Wagner was Chief Financial Officer for the East Region of Columbia/HCA’s Ambulatory Surgery Division from January 1995 until 1997. From July 1993 through January 1995, Mr. Wagner was Assistant Controller of Medical Care International, Inc., a subsidiary of Medical Care America, Inc.

      Cesar L. Alvarez was appointed as a director in March 1997. Mr. Alvarez has served since 1997 as the President and Chief Executive Officer of the international law firm of Greenberg Traurig, LLP. Mr. Alvarez also serves as a director of Atlantis Plastics, Inc., Texpack, N.V., Watsco, Inc. and The Knight Foundation.

      Waldemar A. Carlo, M.D. was appointed as a director in June 1999. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama at Birmingham Medical School since 1991. Dr. Carlo also has served as Director of Newborn Nurseries at the University of Alabama Medical Center and the Children’s Hospital of Alabama since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has received numerous research awards and grants and has lectured extensively, both nationally and internationally.

      John K. Carlyle was appointed as a director in May 2001. Mr. Carlyle served as Chief Executive Officer of Magella Healthcare Corporation (“Magella”) from 1998 through May 2001 when that company was acquired by Pediatrix. From 1990 through 1997, he served as President, Chief Executive Officer and Chairman of Concentra Managed Care, Inc. (formerly OccuSystems, Inc.), a health care services and cost containment company in the area of workers’ compensation and occupational health care. From 1986 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, the nation’s largest operator of outpatient surgery centers. He currently serves on the board of directors of Odyssey Health care, Inc., National Surgical Care, Concentra Managed Care, Inc., and IC Langford Systems. Mr. Carlyle is a certified public accountant.

      Michael B. Fernandez was appointed as a director in October 1995. Mr. Fernandez served as Chairman and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida-based HMO, from 1992 until the company was sold on December 31, 2002. Currently, he remains as Chairman and Chief Executive Officer of CPHP Holdings, Inc., which owns a Florida-based Medicare HMO. In addition, Mr. Fernandez serves on the board of directors of Miami Children’s Hospital Foundation and as Chairman of Healthcare Atlantic, a holding company that operates various health care entities. Prior to 1992, Mr. Fernandez served as Executive Vice President of Product Development and Marketing and Chief Executive Officer of certain insurance subsidiaries at Ramsay HMO, a publicly-traded managed care company.

      Roger K. Freeman, M.D., was appointed as a director in May 2002. Dr. Freeman is a maternal-fetal medicine physician. In 1975, he founded Perinatal Associates of Southern California, a physician practice group affiliated with Pediatrix since its acquisition of Magella. In September 1999, Dr. Freeman retired from the private practice of medicine. Dr. Freeman is a graduate of the University of California at San Francisco. He completed his residency in Obstetrics/Gynecology at Harbor General Hospital, and is board certified in Obstetrics/Gynecology and Maternal-Fetal Medicine. Dr. Freeman has served on many national and local OB/GYN and perinatal organizations. He is currently a director of the OB/GYN Newborn CareLine at Long Beach Memorial Women’s Hospital and serves on the board of directors of Long Beach Memorial Medical Center. Dr. Freeman has authored numerous articles and three books. From 1992 to 1996, he served on the board of directors of Home Bank.

      Paul G. Gabos was appointed as a director in November 2002. Mr. Gabos has served as Chief Financial Officer and Principal Accounting Officer of Lincare Holdings, Inc. since June 1997 and has been employed by Lincare since 1993. Prior to joining Lincare, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds, Inc. Since April 2000, Mr. Gabos also has served as a director of the American Association for Homecare.

Committees of the Board of Directors

Audit Committee

      The audit committee held six stand-alone meetings and participated in various meetings held by the full board of directors in 2002. Messrs. Fernandez and Alvarez were members of Pediatrix’s audit committee throughout 2002. In May 2002, Dr. Carlo resigned from the audit committee and was replaced by Mr. Carlyle. Mr. Alvarez acted as chair of the committee until he was succeeded as chair by Mr. Carlyle in May 2002. Mr. Gabos replaced Mr. Alvarez on the audit committee in February 2003.

      The audit committee assists the board in the evaluation and oversight of the integrity of Pediatrix’s financial statements, Pediatrix’s compliance with applicable legal and regulatory requirements, the qualifications and independence of the independent accountants performing audit and other financial reporting functions, and the performance of Pediatrix’s auditors. Consistent with this function, the committee encourages continuous improvement of, and fosters adherence to, Pediatrix’s policies, procedures and practices at all levels. The committee reviews with Pediatrix management draft financial statements and Securities and Exchange Commission reporting documents and considers the adequacy of Pediatrix’s internal controls and financial reporting processes and the reliability of Pediatrix’s financial reports to the public. The committee retains Pediatrix’s independent auditors and is responsible for their compensation, oversight and termination. Both the independent auditors and the internal auditor regularly meet privately with this committee and have unrestricted access to this committee. The audit committee examines the independence and performance of Pediatrix’s internal auditor and Pediatrix’s independent auditors. In addition, among its other responsibilities, the audit committee reviews Pediatrix’s accounting policies and earnings releases. Pediatrix’s board of directors has adopted a written charter for this committee setting out the functions that this committee is to perform.

      Messrs. Fernandez and Gabos each meet the independence requirements for a NYSE-listed company, and the board of directors has determined that Mr. Carlyle’s past relationship with Magella does not interfere with his exercise of independent judgment as a director of Pediatrix. Mr. Carlyle was the Chief Executive Officer of Magella prior to its acquisition by Pediatrix in May 2001. Consistent with the NYSE rules regarding director independence, Pediatrix’s board of directors, in its business judgment, determined that Mr. Carlyle’s service on the audit committee is in the best interests of Pediatrix and its shareholders. In making this determination, the board considered, among other things, Mr. Carlyle’s termination of employment with Magella concurrent with Pediatrix’s acquisition of Magella, which was approximately one year before his appointment to the audit committee, his substantial knowledge of Pediatrix’s business, and his operating experience and expertise in areas relevant to Pediatrix’s business.

Compensation Committee

      Pediatrix’s compensation committee held two meetings in 2002, in addition to taking various actions by unanimous written consent. Mr. Alvarez and Dr. Carlo were members of Pediatrix’s compensation committee throughout 2002. In May 2002, Mr. Fernandez resigned from the compensation committee and was replaced by Mr. Carlyle. Mr. Alvarez acted as chair of the compensation committee throughout 2002.

      The functions of the compensation committee, which is responsible for discharging the board’s responsibilities relating to compensation of Pediatrix’s executives, include administering Pediatrix’s compensation and benefit programs for employees, including executive compensation plans, recommending compensation of executive officers, approving and evaluating performance objectives for Pediatrix’s Chief Executive Officer, recommending annual compensation and establishing performance objectives for executive officers, and reviewing the compensation of directors. Pediatrix’s board of directors has adopted a written charter for this committee setting out the functions that this committee is to perform.

Nominating and Corporate Governance Committee

      The board of directors established a nominating and corporate governance committee in November 2002. Messrs. Alvarez, Carlyle and Fernandez were elected to serve on the committee and Mr. Carlyle was appointed as chair. The nominating and corporate governance committee held one meeting during 2002.

      The functions of the nominating and corporate governance committee include recommending to the board of directors nominees for election of directors of Pediatrix and nominating directors to serve on board committees, evaluating current directors, reviewing the composition of the full board of directors to determine the qualifications and expertise needed to enhance the composition of the board and assisting to attract candidates with those qualifications and expertise. This committee will also consider qualified candidates for director suggested by shareholders in written submissions to Pediatrix’s Secretary. In addition, this committee has a leadership role in shaping the corporate governance of Pediatrix and makes recommendations to the board as to matters of corporate governance, codes of conduct and management succession planning. Pediatrix’s board of directors has adopted a written charter for this committee setting out the functions that this committee is to perform.

      Under Pediatrix’s amended and restated articles of incorporation, nominations of persons for election to the board of directors at any meeting of the shareholders may be made at the direction of the board or by any of Pediatrix’s shareholders entitled to vote at the meeting. Shareholder nominations must be made by written notice delivered to Pediatrix’s Secretary, together with the information required by the articles, not less than 120 days nor more than 180 days prior to the anniversary of the date of notice of annual meeting provided with respect to the previous year’s annual meeting. In the case of the 2004 annual meeting, any such nominations must be received no earlier than November 2, 2003 and no later than January 1, 2004. A copy of the provision of Pediatrix’s articles relating to shareholder nominations is available upon request from Pediatrix’s Secretary at 1301 Concord Terrace, Sunrise, FL 33323.

      You may find copies of the charters of the audit, the compensation and the nominating and corporate governance committees on our website at www.pediatrix.com/investor. Our Internet website and the information contained therein or connected thereto are not incorporated into this proxy statement.

Report of the Audit Committee

      The audit committee acts under a written charter adopted and approved by Pediatrix’s board of directors. The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.

      The audit committee oversees Pediatrix’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Pediatrix in conformity with generally accepted accounting principles, and discussed with the audit committee any issues they believe should be raised with the audit committee. The audit committee monitors these processes, relying without independent verification on the information provided to it and on the representations made by management and the independent auditors.

      In fulfilling its oversight responsibility, the audit committee meets periodically with management and with independent auditors. The audit committee reviewed with management and the independent auditors the audited financial statements of Pediatrix as of and for the fiscal year ended December 31, 2002, and met separately with both management and the independent auditors, to discuss and review those financial statements and reports prior to issuance. This review included a discussion of the quality and the acceptability of Pediatrix’s internal controls and the objectivity of its financial reporting and controls, including the clarity of disclosures in the financial statements.

      Management has represented, and Pediatrix’s independent auditors have confirmed, to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles. The audit committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of Pediatrix’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Pediatrix’s financial reporting and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards in the United States, including Statement on Auditing Standards No. 61.

      The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. The audit committee discussed with the independent auditors their independence from management and Pediatrix, including the matters in their written disclosures required by the Independence Standards Board, including Statement No. 1. The audit committee also has considered whether the independent auditors’ provision of certain tax planning, tax advisory and other non-audit services to Pediatrix is compatible with the auditors’ independence and determined that the provision of such services would not, and did not, compromise their independence. After reviewing the firm’s performance and independence from management, the audit committee recommended to Pediatrix’s board of directors the appointment of PricewaterhouseCoopers LLP as the independent auditors for Pediatrix for 2002.

      The audit committee also discussed with Pediatrix’s senior management and independent auditors the process used for certification by Pediatrix’s Chief Executive Officer and Chief Financial Officer, which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of Pediatrix’s filings with the Securities and Exchange Commission.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in Pediatrix’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors.

John K. Carlyle

Michael B. Fernandez
Paul G. Gabos

Appointment of Auditors for Fiscal 2003

      Pediatrix’s independent auditors for the year ended December 31, 2002, was the firm of PricewaterhouseCoopers LLP (“PWC”). Upon the recommendation of the audit committee, Pediatrix’s board of directors has reappointed PWC as the independent public accounting firm to audit Pediatrix’s financial statements for fiscal 2003. Pediatrix expects that representatives of PWC will attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

      The aggregate fees billed by PWC for the indicated services rendered during fiscal 2002 and 2001 were as follows:

     Audit Fees

      PWC has billed Pediatrix $238,000, in the aggregate, for professional services for the audit of Pediatrix’s annual financial statements for the year ended December 31, 2002, and for the reviews of Pediatrix’s interim financial statements which are included in each of Pediatrix’s Quarterly Reports on Form 10-Q for the year ended December 31, 2002. Of this amount, $101,000 had been billed as of December 31, 2002. Fees for such professional services by PWC during 2001 totaled $223,700.

     Audit Related Fees

      During 2002, PWC billed Pediatrix $50,000 for audit related professional services. These services included the audit of its qualified contributory savings plans (“401(k) Plans”) and consultations concerning financial accounting and reporting standards. During 2001, audit related fees totaled $102,200 and included professional services related to the 401(k) Plans and consultation and other services related to the acquisition of Magella in May 2001.

     Tax Fees

      During 2002, PWC billed Pediatrix $20,000 for tax consultation services. There were no tax fees billed by PWC during 2001.

     All Other Fees

      There were no other fees billed by PWC for 2002 or 2001.

Director Compensation

      Pediatrix pays each director who is neither an employee nor associated with one of Pediatrix’s principal shareholders (i) an annual director’s fee of $20,000, payable quarterly, (ii) a $1,250 fee for each meeting of the board of directors attended by such director, (iii) an annual retainer of either $2,500 for each committee on which the director serves as a member, or $5,000 for each committee on which the director serves as chair, (iv) a $500 fee for each committee meeting attended that is not held in conjunction with a regular meeting of the board of directors, and (v) 3,000 options granted at each annual shareholders’ meeting at market price and vesting ratably over a three-year period. In addition, each such non-employee director receives on such director’s initial appointment to the board of directors, options to purchase 10,000 shares of Pediatrix common stock. These options become fully exercisable on the one-year anniversary date of the grant, with the unexercised portion becoming null and void three months after such non-employee director ceases to be a director of Pediatrix for any reason. Pediatrix also reimburses all of its directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

      In addition, Dr. Medel is a party to an employment agreement with Pediatrix, which provides for an annual salary of $600,000. See “Executive Compensation” for more information regarding Dr. Medel’s compensation.

Compensation Committee Interlocks and Insider Participation

      The members of the compensation committee during 2002 were Mr. Alvarez, Dr. Carlo, Mr. Fernandez (from January until May) and Mr. Carlyle (from May until December). Mr. Fernandez, a member of Pediatrix’s audit committee, is also Chairman and Chief Executive Officer of CPHP Holdings, Inc. Dr. Medel serves on the board of directors of CPHP Holdings, Inc. Mr. Carlyle was Chief Executive Officer of Magella prior to its acquisition by Pediatrix in May 2001.

Certain Business Relationships

      In March 1997, Mr. Alvarez was appointed to Pediatrix’s board of directors. Mr. Alvarez is the President and Chief Executive Officer of Greenberg Traurig, LLP, which serves as one of Pediatrix’s outside counsels and receives customary fees for legal services. In 2002, Pediatrix paid Greenberg Traurig $287,000 for such services and currently anticipates that this relationship will continue.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Pediatrix’s officers and directors, and persons who own more than 10% of Pediatrix’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Pediatrix common stock. Officers, directors and greater than 10% shareholders also are required by rules promulgated by the Securities and Exchange Commission to furnish Pediatrix with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such reports furnished to Pediatrix, the absence of a Form 3, 4 or 5, or representations from certain reporting persons that no Forms 5 were required, Pediatrix believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2002, except as follows: (i) in February 2003, Dr. Carlo filed a Form 5 and reported a grant of stock options that should have been reported in June 2002 on Form 4, (ii) Dr. Medel filed a Form 4 after the applicable deadline with respect to a grant of stock options in Pediatrix in December 2002, (iii) Mr. Carlyle filed a Form 4 after the applicable deadline with respect to a sale of Pediatrix stock in November 2002, and (iv) Mr. Calabro amended a Form 4 filing with respect to a sale of Pediatrix stock in May 2002.

SHARE OWNERSHIP OF PEDIATRIX

      The following table sets forth information concerning the beneficial ownership of common stock of Pediatrix as of March 20, 2003 for the following:

•	Each shareholder who is known by Pediatrix to own beneficially more than 5% of the outstanding Pediatrix common stock;

•	Each of Pediatrix’s current directors and nominees for director;

•	Pediatrix’s Chief Executive Officer and its other four most highly compensated officers during 2002; and

•	All Pediatrix’s directors and executive officers as a group.

	Common Stock
	Beneficially Owned(2)

Name of Beneficial Owner(1)	Shares	Percent

Roger J. Medel, M.D., M.B.A.(3)	887,875	3.74%
Kristen Bratberg(4)	241,153	1.01%
Joseph M. Calabro(5)	89,268	*
Brian T. Gillon(6)	29,952	*
Karl B. Wagner(7)	46,470	*
Cesar L. Alvarez(8)	18,000	*
Waldemar A. Carlo, M.D.(9)	12,000	*
John K. Carlyle(10)	11,000	*
Kevin C. Clark(11)	1,000	*
Michael B. Fernandez(12)	50,731	*
Roger K. Freeman, M.D.(13)	10,400	*
Paul G. Gabos(14)	0	*
All directors and executive officers as a group (12 persons)(15)	1,397,849	5.88%
Wasatch Advisors, Inc.(16)	3,640,818	15.32%
Putnam Investments, LLC(17)	1,672,254	7.04%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pediatrix Medical Group, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of Pediatrix.

(2)	Based on 23,768,342 shares of common stock issued and outstanding as of March 20, 2003. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 20, 2003, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(3)	Includes (i) 240 shares owned by Dr. Medel’s children, as to which Dr. Medel disclaims beneficial ownership, (ii) 777,635 shares subject to presently exercisable options, and (iii) 110,000 shares subject to presently exercisable options held by his wife.

(4)	Includes (i) 7,820 shares directly owned, 6,820 of which were acquired through Pediatrix’s employee stock purchase plans, and (ii) 233,333 shares subject to presently exercisable options. Mr. Bratberg resigned his positions as President, Chief Executive Officer and Director effective March 26, 2003.

(5)	Includes (i) 86,666 shares subject to presently exercisable options, (ii) one share directly owned which was acquired through Pediatrix’s employee stock purchase plans, (iii) 2,600 shares subject to presently exercisable options held by his wife, as to which Mr. Calabro disclaims beneficial ownership, and (iv) one share directly owned by his wife which was acquired through Pediatrix’s employee stock purchase plans and as to which Mr. Calabro disclaims beneficial ownership.

(6)	Includes (i) 1,619 shares directly owned which were acquired through Pediatrix’s employee stock purchase plans, and (ii) 28,333 shares subject to presently exercisable options.

(7)	Includes (i) 352 shares accumulated through Pediatrix’s 401(k) thrift and profit sharing plans, (ii) 1,118 shares directly owned that were acquired through Pediatrix’s employee stock purchase plans, and (iii) 45,000 shares subject to presently exercisable options.

(8)	All 18,000 shares are subject to presently exercisable options. The address of Mr. Alvarez is 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131.

(9)	All 12,000 shares are subject to presently exercisable options. The address of Dr. Carlo is 525 New Hillman Building, Birmingham, Alabama 35233.

(10)	All 11,000 shares are subject to presently exercisable options.

(11)	All 1,000 shares are directly owned. The address of Mr. Clark is 20 Glover Avenue, Norwalk, Connecticut 06850. Mr. Clark has decided not to stand for re-election to the board and will cease serving as a director effective as of the 2003 annual meeting.

(12)	Includes (i) 30,731 shares directly owned, and (ii) 20,000 shares which are subject to presently exercisable options. The address of Mr. Fernandez is 55 Alhambra Circle, Coral Gables, Florida 33134.

(13)	Includes (i) 400 shares directly owned, and (ii) 10,000 shares subject to presently exercisable options. The address of Dr. Freeman is 41 Rivo Alto Canal, Long Beach, California 90803.

(14)	The address of Mr. Gabos is 19387 U.S. 19 North, Clearwater, Florida 33764.

(15)	Includes 1,354,567 shares subject to presently exercisable options.

(16)	Wasatch Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 3,640,818 shares based on the most recent Schedule 13G. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(17)	Putnam Investments, LLC, a registered investment advisor, is deemed to have beneficial ownership of 1,672,254 shares based on the most recent Schedule 13G. The address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth certain summary information for the years ended December 31, 2002, 2001, and 2000, concerning compensation paid or accrued by Pediatrix and its subsidiaries to or on behalf of:

•	Pediatrix’s Chief Executive Officer; and

•	the four other most highly compensated executive officers of Pediatrix who were serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus, determined as of the end of the last fiscal year, exceeded $100,000:

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position at			Bonus($)	Stock Options	Compensation
December 31, 2002	Year	Salary($)	(1)	(No. of Shares)	($)(2)

Roger J. Medel, M.D., M.B.A.	2002	$600,000	$200,000	25,000	$9,806
Chairman of the Board and	2001	600,000	100,000	25,000	6,906
Chief Executive Officer	2000	400,000	100,000	0	4,366
Kristen Bratberg	2002	$400,000	$400,000	200,000	$8,420
President(3)	2001	400,000	200,000	150,000	5,469
	2000	300,000	200,000	50,000	3,778
Joseph M. Calabro	2002	$300,000	$250,000	100,000	$8,300
Chief Operating Officer	2001	250,000	150,000	85,000	5,340
	2000	193,333	100,000	25,000	3,572
Brian T. Gillon	2002	$300,000	$200,000	75,000	$8,270
Executive Vice President —	2001	250,000	150,000	85,000	5,316
Corporate Development,	2000	200,000	125,000	0	3,545
General Counsel and Secretary
Karl B. Wagner	2002	$275,000	$225,000	75,000	$8,243
Chief Financial Officer and	2001	225,000	125,000	85,000	5,289
Treasurer	2000	179,167	75,000	0	3,539

(1)	Includes bonuses paid in a subsequent year for services performed in the year reported.

(2)	Reflects matching contributions to Pediatrix’s 401(k) thrift and profit sharing plans and the amounts paid by Pediatrix for term life insurance coverage.

(3)	Mr. Bratberg resigned his positions with the Company effective March 26, 2003.

Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning grants of stock options made during fiscal 2002 to Pediatrix’s executive officers.

	Individual Option Grants in 2002				Potential Realizable Value at
					Assumed Annual Rates of
		% of Total Options			Stock Price Appreciation For
	Number	Granted to	Exercise		Option Term(1)
	of Options	Employees in	Price Per	Expiration
Name	Granted	Fiscal 2002	Share(2)	Date	5%	10%

Roger J. Medel, M.D., M.B.A.	25,000	3.30%	$39.84	12/16/2012	$626,379	$1,587,367
Kristen Bratberg	200,000	26.42%	31.80	8/27/2012	3,999,770	10,136,202
Joseph M. Calabro	100,000	13.21%	31.80	8/27/2012	1,999,885	5,068,101
Brian T. Gillon	75,000	9.91%	31.80	8/27/2012	1,499,914	3,801,076
Karl B. Wagner	75,000	9.91%	31.80	8/27/2012	1,499,914	3,801,076

(1)	The dollar amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

(2)	All options were granted at exercise prices equal to the fair market value of Pediatrix’s common stock on the date of grant.

Stock Option Exercises and Year-End Option Value Table

      The following table sets forth certain information concerning option exercises in fiscal 2002, the number of stock options held by Pediatrix’s executive officers as of December 31, 2002 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

			Number of Securities
	Number of Shares		Underlying Unexercised		Value of Unexercised
	Acquired on Exercise/		Options at		In-the-Money Options
	Value Realized		December 31, 2002		at December 31, 2002(1)

Name	Number	Value(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roger J. Medel, M.D., M.B.A.	242,365	$9,206,591	777,635	0	$7,548,045	$0
Kristen Bratberg	266,667	7,122,925	216,667	316,666	2,002,409	3,166,751
Joseph M. Calabro	108,334	2,656,737	66,667	164,999	894,543	1,707,922
Brian T. Gillon	126,667	2,596,048	16,667	131,666	87,835	1,231,142
Karl B. Wagner	80,000	1,931,246	33,334	131,666	624,262	1,231,142

(1)	The closing sale price for Pediatrix’s common stock as reported on the New York Stock Exchange on December 31, 2002 was $40.06. Value is calculated by multiplying (i) the difference between $40.06 and the option exercise price by (ii) the number of shares of common stock underlying the option.

(2)	Market value of underlying securities at exercise date, minus the exercise price.

Employment Agreements and Termination of Employment Agreements

      On March 27, 2003, the Company announced that, for personal reasons, Mr. Bratberg had resigned his positions as President, Chief Executive Officer and Director and that Dr. Medel had agreed to reassume the role of Chief Executive Officer, a position he had held until December 31, 2002. Dr. Medel currently serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

      Pursuant to their employment agreements, Dr. Medel and Messrs. Wagner and Gillon will receive base salaries of $600,000, $300,000 and $300,000, respectively, in 2003. Dr. Medel and Messrs. Calabro and Gillon are eligible to receive performance bonuses based on the achievement of certain individual performance goals and Company earnings thresholds. Mr. Wagner is eligible to receive a performance bonus as determined at the discretion of the compensation committee.

      The employment agreements of Dr. Medel and Messrs. Wagner and Gillon provide for payments if the individual is terminated after a “change in control” as defined in their respective employment agreements in an amount equal to 200% of average annual compensation for Dr. Medel, and 100% of the average annual compensation for each of Messrs. Wagner and Gillon, for the five taxable years prior to such termination. The executive officers each hold options to purchase Pediatrix common stock granted under Pediatrix’s Amended and Restated Stock Option Plan. Pursuant to Pediatrix’s Amended and Restated Stock Option Plan, such options will become immediately fully exercisable in the event of a “change in control” as defined in such plan. The employment agreements provide that each individual shall not compete with Pediatrix during the employment term and for a period of one year thereafter following the termination of the agreement for any reason.

Report of the Compensation Committee on Executive Compensation

      Under rules established by the Securities and Exchange Commission, Pediatrix’s compensation committee is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Pediatrix’s executive officers, including Pediatrix’s Chief Executive Officer, during the past fiscal year.

      Role of the Compensation Committee. Pediatrix’s compensation committee is responsible for setting and administering policies that govern the annual compensation of Pediatrix’s executive officers, as well as Pediatrix’s stock option, employee stock purchase and incentive compensation plans. Pediatrix’s compensation committee is comprised of independent directors for the purposes of the New York Stock Exchange listing standards.

      Compensation Philosophy. The compensation committee’s general philosophy with respect to the compensation of Pediatrix’s executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of Pediatrix and to recognize an individual’s contribution and personal performance. Accordingly, Pediatrix’s compensation programs include a base salary and an annual performance-based bonus as well as stock option plans and incentive plans designed to provide long-term incentives. In addition, the compensation committee may recommend the grant of discretionary bonuses to executive officers.

      Executive Compensation. In establishing the executive compensation program, the compensation committee takes into account the financial performance of Pediatrix and compensation trends for comparable companies, and gauges achievement of corporate and individual financial and non-financial objectives. The base salaries of Pediatrix’s executive officers have been fixed at levels that the compensation committee believes are competitive to retain and motivate key executives. Performance bonuses have been structured to reinforce the achievement of both short and long-term Company objectives. Pediatrix uses stock options to foster a long-term perspective aligned with that of its shareholders.

      2002 Compensation for the Chief Executive Officer. Dr. Medel served as Chief Executive Officer during 2002. During 2002, Dr. Medel received a base salary of $600,000 and a performance bonus of $200,000 based on the achievement of specific performance objectives set forth in his employment agreement. In determining Dr. Medel’s overall compensation for 2002, the compensation committee evaluated Pediatrix’s performance during 2002, focusing on the number of neonatal intensive care unit (“NICU”) patient days and NICU same unit growth. The compensation committee determined that Dr. Medel’s achievements in these areas reflected his strategic leadership for Pediatrix and, as a result, awarded him the bonus and stock options set forth in the Summary Compensation Table above.

      Policy on Deductibility of Incentive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction to $1 million for compensation paid to Pediatrix’s five most highly compensated executive officers, unless certain requirements are met. In order to comply with Section 162(m), the stock option plan limits the number of shares underlying options awardable during the 10-year term of the stock option plan to any plan participant and is administered by a committee consisting only of “outside directors” (as defined in Section 162(m)). While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the compensation committee’s overall compensation philosophy. The compensation committee intends to establish executive officer compensation programs which maximize Pediatrix’s deduction if the compensation committee determines that such actions are consistent with its philosophy and in the best interests of Pediatrix and its shareholders.

Submitted by the compensation committee of the board of directors.

Cesar L. Alvarez

Waldemar A. Carlo, M.D.
John K. Carlyle

Performance Graph

      The following graph compares the cumulative total shareholder return on $100 invested on December 31, 1997 in Pediatrix’s common stock against the cumulative total return of the NYSE Composite Index, NASDAQ Composite Index and the NASDAQ Health Index. The returns are calculated assuming reinvestment of dividends. The graph covers the period from December 31, 1997 through December 31, 2002. Pediatrix’s common stock is listed on the New York Stock Exchange under the trading symbol “PDX”.

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02

Pediatrix Medical Group, Inc.	100.00	140.20	16.37	56.29	79.35	93.71
NYSE Composite Index	100.00	116.55	127.12	128.50	115.38	92.50
NASDAQ Composite Index	100.00	140.99	261.87	157.42	124.89	86.33
NASDAQ Health Index	100.00	84.77	68.19	93.60	101.20	87.20

OTHER BUSINESS

      The board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of Pediatrix’s board of directors.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and Pediatrix’s amended and restated articles of incorporation, a shareholder intending to present a proposal at Pediatrix’s 2004 annual shareholders’ meeting must deliver the proposal, together with the information required by the articles, in writing to Pediatrix’s Secretary at the Company’s principal executive offices, 1301 Concord Terrace, Sunrise, FL 33323, to be received on or before January 1, 2004, but not earlier than November 2, 2003, or such proposal will be considered untimely.

MEDICAL GROUP, INC.
1301 Concord Terrace
Sunrise, Florida 33323-2825

1424-PS-03

	DETACH HERE	ZPHOC2

PROXY		PROXY

PEDIATRIX MEDICAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the “Company”), hereby appoints Roger J. Medel, M.D., M.B.A., Karl B. Wagner and Brian T. Gillon, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company held of record by the undersigned at the close of business on March 31, 2003, at the Company’s 2003 Annual Meeting of Shareholders to be held at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, on Wednesday, June 4, 2003 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE
PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PEDIATRIX MEDICAL GROUP, INC.

C/O EQUISERVE TRUST COMPANY
N.A. P.O. BOX 8694 EDISON,
NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZPHOC1

☒	Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

The Board of Directors unanimously recommends a vote FOR each of the following proposals.

1.	ELECTION OF DIRECTORS:	2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before
	(01) Cesar L. Alvarez, (02) Waldemar A. Carlo, M.D., (03) John K. Carlyle, (04) Michael B. Fernandez, (05) Roger K. Freeman, M.D., (06) Paul G. Gabos, and (07) Roger J. Medel, M.D., M.B.A.		the Annual Meeting and any postponement or adjournment thereof.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
INSTRUCTION: To withhold authority to vote for any Individual nominee, write that nominee(s) name(s) on the line above

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting (2) the Proxy Statement, and (3) the Annual Report to Shareholders.

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend tine meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature	Date:
if held jointly: